EXHIBIT 99.1

Aptose Clinical Data to be Presented at the 2021 ASH Annual Meeting

HM43239 Data Accepted for Oral Presentation; Data for Luxeptinib and APTO-253 Accepted  for Poster Presentation

SAN DIEGO and TORONTO, Nov. 04, 2021 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose”) (NASDAQ: APTO, TSX: APS), a clinical-stage company developing highly differentiated therapeutics targeting the underlying mechanisms of cancer, today announced that clinical data for HM43239, a myeloid kinome inhibitor in-licensed by Aptose (announced separately today – link) is being presented in an oral presentation at the 63rd American Society of Hematology (ASH) Annual Meeting and Exposition, being held Saturday, December 11 – Monday, December 14, 2021 in Atlanta, GA and virtually. In addition, clinical data for luxeptinib, a dual lymphoid and myeloid inhibitor, and for APTO-253, a small molecule MYC oncogene repressor, have been accepted for poster presentation.

The abstracts accepted for presentation are listed below and can be viewed online at the ASH conference website. Note that the presentations will include additional data not found in the abstracts. Aptose also will be holding an investor event during the ASH timeframe to provide up-to-date data. Details will be forthcoming.

Oral Presentation Details

Publication #702: First in Human FLT3 and SYK Inhibitor HM43239 Shows Single Agent Activity in Patients with Relapsed or Refractory FLT3 Mutated and Wild-Type Acute Myeloid Leukemia (AML)
Oral Presentation Session Date & Time: Monday, December 13, 2021, 4:00 PM ET
Session Name: 616. Acute Myeloid Leukemias: Investigational Therapies, Excluding Transplantation and Cellular Immunotherapies: Targeted Therapies and Novel Therapies
Location: Georgia World Congress Center, Georgia Ballroom 1-3

Poster Presentation Details

Publication #1355: A Phase 1 a/b Dose Escalation Study of the Mutation Agnostic BTK/FLT3 Inhibitor Luxeptinib (CG-806) in Patients with Relapsed or Refractory B-Cell Malignancies
Poster Session Date & Time: Saturday, December 11, 2021, 5:30 – 7:30 PM ET
Session Name: 623. Mantle Cell, Follicular, and other Indolent B Cell Lymphomas: Clinical and Epidemiological: Poster I
Location: Georgia World Congress Center, Hall B5

Publication #1272: A Phase 1 a/b Dose Escalation Study of the Mutation Agnostic FLT3/BTK Inhibitor Luxeptinib (CG-806) in Patients with Relapsed or Refractory Acute Myeloid Leukemia
Poster Session Date & Time: Saturday, December 11, 2021, 5:30 – 7:30 PM ET
Session Name: 616. Acute Myeloid Leukemias: Investigational Therapies, Excluding Transplantation and Cellular Immunotherapies: Poster I
Location: Georgia World Congress Center, Hall B5

Publication #3411: A Phase 1 a/b Dose Escalation Study of the MYC Repressor Apto-253 in Patients with Relapsed or Refractory AML or High-Risk MDS
Poster Session Date & Time: Monday, December 13, 2021, 6:00 – 8:00 PM ET
Session Name: 616. Acute Myeloid Leukemias: Investigational Therapies, Excluding Transplantation and Cellular Immunotherapies: Poster III
Location: Georgia World Congress Center, Hall B5

The poster abstracts also will be published in the November supplemental issue of Blood, an ASH journal, available online.

About Aptose
Aptose Biosciences is a clinical-stage biotechnology company committed to developing personalized therapies addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company has three clinical-stage investigational products for hematologic malignancies: HM43239, an oral, myeloid kinome inhibitor in a Phase 1/2 trial in patients with relapsed or refractory acute myeloid leukemia (AML); luxeptinib, an oral, lymphoid and myeloid kinome inhibitor in a Phase 1 a/b trial in patients with relapsed or refractory B cell malignancies who have failed or are intolerant to standard therapies, and in a separate Phase 1 a/b trial in patients with relapsed or refractory AML or high risk myelodysplastic syndrome (MDS); and APTO-253, the only known clinical stage agent that directly targets the MYC oncogene and suppresses its expression, in a Phase 1 a/b clinical trial in patients with relapsed or refractory AML or high risk MDS. For more information, please visit www.aptose.com

For further information, please contact:

Aptose Biosciences Inc.	LifeSci Advisors, LLC
Susan Pietropaolo	Dan Ferry, Managing Director
201-923-2049	617-535-7746
spietropaolo@aptose.com	Daniel@LifeSciAdvisors.com